Exhibit 99.1

Media Contacts: PAETEC Chris Muller (585) 340-8218 chris.muller@paetec.com	Media Contacts: Edelman for PAETEC Michael McCullough (404) 832-6782 michael.mccullough@edelman.com	Investor Contacts: PAETEC Tom Morabito (585) 340-5413 tom.morabito@paetec.com

FOR IMMEDIATE RELEASE

PAETEC Holding Corp. to Acquire Allworx Corp.

Wholly owned subsidiary will target growing small and medium-sized business segment with phone equipment and VoIP migration strategies

FAIRPORT, N.Y (October 12, 2007) – PAETEC Holding Corp. (NASDAQ GS: PAET) announced today that it has signed a definitive agreement to acquire Allworx Corp., a privately held company, in a $25 million all-cash acquisition. Allworx develops, designs, markets, and sells a complete phone and network system. Upon the closing of this acquisition, PAETEC will add a subsidiary with manufacturing, distribution, and software and digital hardware engineering services that are designed to benefit small and medium-sized businesses. The transaction is subject to customary closing conditions and is expected to be completed in October 2007.

With the September 17 announcement that it has signed an agreement to acquire McLeodUSA, PAETEC is expected to enhance its offerings to small and medium-sized business customers. The Allworx portfolio should allow PAETEC to better serve this market. This portfolio includes integrated PBX/Key telephone and network systems and VoIP telephones with a series of advanced communications software options, such as conference calling and call queuing.

Exhibit 99.1

“This transaction allows PAETEC to serve one of the growing segments of our business by bringing into our company an innovative technology and product development firm,” said Arunas A. Chesonis, Chairman and Chief Executive Officer of PAETEC. “We’ve long respected the entrepreneurial spirit and culture that the Allworx management team has created, and look forward to working with them and leveraging their expertise to benefit our existing clients. We’re also pleased about the opportunities we’ll have to offer PAETEC’s network services to Allworx’s current customer base.”

“Being a part of PAETEC provides immediate benefits to our employees, our customers and our network of Authorized Resellers,” said George E. Daddis Jr., president and CEO, Allworx Corp. “This will give us the opportunity to offer more small and medium-sized businesses a seamless transition to VoIP, with the support and powerful brand of one of the nation’s leading communications solutions providers behind us.”

“Allworx fits into our strategic vision by providing small and medium-sized businesses with the opportunity to transition from aging PBX and key phone systems to the advanced features and benefits of VoIP technology,” said Jack Baron, Chief Marketing Officer of PAETEC.

Based in East Rochester, N.Y., Allworx primarily uses Value Added Resellers, or VARs, as its sales channel. PAETEC will continue to use VARs, as well as its extensive agent network, to introduce both Allworx services to PAETEC customers and PAETEC services to Allworx customers.

The Allworx line will complement Equipment Solutions, PAETEC’s existing equipment subsidiary. Equipment Solutions targets medium-sized and large businesses and enterprises, and is an authorized reseller of Avaya and Cisco equipment.

About PAETEC

PAETEC (NASDAQ GS: PAET) is personalizing business communications for medium-sized and large businesses, enterprise organizations, and institutions across the United States. PAETEC offers a comprehensive suite of IP, voice, data and Internet services, as well as enterprise communications management software, network security solutions, CPE, and managed services. For more information, visit www.paetec.com.

Exhibit 99.1

About Allworx

Allworx Corp is comprised of two divisions. The Allworx Product division develops award winning, phone & network systems for small-to-medium sized businesses through a network of Authorized Resellers. The product line includes the Allworx 6x, 10x and 24x systems and Allworx 9112 and 9102 phones along with a series of software options. By combining the advanced features of today’s VoIP systems with the key system features SMBs have grown to rely on, Allworx systems are ideal replacements for the millions of aging (TDM) PBX and key phone systems in use today. Allworx Corp’s second division, the Allworx Consulting division, delivers elite software and digital hardware engineering services to both large and small companies who want to enhance and compliment their research and product development capabilities. For more information, visit www.allworxcorp.com.

Forward-Looking Statements

Except for statements that present historical facts, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would,” or similar expressions. These statements, which include PAETEC’s forecasts of financial results, involve known and unknown risks, uncertainties and other factors that may cause the company’s actual operating results, financial position, levels of activity or performance to be materially different from those expressed or implied by such forward-looking statements. Some of these risks, uncertainties and factors are discussed under the caption “Risk Factors” in PAETEC’s 2006 Annual Report on Form 10-K and in PAETEC’s subsequently filed SEC reports. They include, but are not limited to, the following risks, uncertainties and other factors: changes in regulation and the regulatory environment; competition in the markets in which PAETEC operates; the continued availability of necessary network elements from competitors; PAETEC’s ability to manage and expand its business and execute its acquisition strategy, to adapt its product and service offerings to changes in customer preferences, and to convert its existing network to a network with more advanced technology; effects of network failures, systems breaches, natural catastrophes and other service interruptions; and PAETEC’s ability to service its indebtedness and to raise capital in the future. PAETEC disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###